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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 12 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 9, 2002


                              PLANAR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            OREGON                           0-23018                           93-0835396
(State or other jurisdiction of     (Commission File Number)      (I.R.S. Employer Identification No.)
        incorporation)
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                              1400 NW Compton Drive
                             Beaverton, Oregon 97006
                                 (503) 748-1100
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Item 5. OTHER EVENTS

     On May 9, 2002, Planar Systems, Inc. ("Planar") completed the sale of
462,963 shares of newly issued common stock to an accredited investor in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The purchase price was $21.60 per share and resulted in gross proceeds of approximately $10 million. The securities issued in the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Planar has agreed to file a registration statement with the Securities and Exchange
Commission covering the resale of the securities issued in the private placement.

     Planar intends to use the net proceeds from this private placement for working capital and general corporate purposes.

     On May 9, 2002, Planar issued a press release in connection with this private placement, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          10.1 Securities Purchase Agreement dated May 9, 2002 by and among
               Planar Systems, Inc. and the Purchaser.

          10.2 Registration Rights Agreement dated May 9, 2002 by and among
               Planar Systems, Inc. and the Purchaser.

          99.1 Press Release issued by Planar Systems, Inc. on May 9, 2002.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 9, 2002.

                                   PLANAR SYSTEMS, INC.
                                   (Registrant)

                                   /s/ Steven J. Buhaly
                                   --------------------------------------------
                                   Steven J. Buhaly
                                   Vice President and Chief Financial Officer